EXHIBIT 3

The following form was used in connection with a private placement in May, 1998, pursuant to which the following individuals and entities were involved on the following terms:


Shareholder                         Number of Shares    Price Per Share
-----------                         ----------------    ---------------

Lancer Offshore, Inc.                     150,000            $6.00
Lancer Voyager Fund                        25,000            $6.00
Anne Moran                                 39,333            $6.00
Anne Moran Trust                              250            $6.00
Anne Moran, IRA                            11,667            $6.00
Moran Equity Fund, Inc.                    27,000            $6.00
Frederick A. Moran                         85,667            $6.00
Frederick A. Moran                         23,667            $6.00
& Joan B. Moran
Frederick A. Moran Trust                      180            $6.00
Frederick W. Moran                        100,000            $6.00
Kent Moran                                 10,000            $6.00
Kent Moran, IRA                               333            $6.00
Luke Moran                                 10,000            $6.00
Luke Moran, IRA                               333            $6.00
Alan B. Snyder                            100,000            $6.00
                                          -------
TOTAL                                     583,430




                              VDC CORPORATION LTD.


           -----------------------------------------------------------


                      Form of Securities Purchase Agreement

           -----------------------------------------------------------


                             Shares of Common Stock
                               at $6.00 per Share


          -------------------------------------------------------------


                                  May 27, 1998

CONFIDENTIAL
------------

                          SECURITIES PURCHASE AGREEMENT

         THIS SECURITIES PURCHASE AGREEMENT (the "Agreement") is entered into as of the 27th day of May, 1998, by and between VDC Corporation Ltd., a Bermuda corporation ("VDC" or the "Company"), and the investor whose name appears at the end of this Agreement ("Purchaser" or "Subscriber").

                                R E C I T A L S:
                                ----------------

         The Company wishes to obtain additional working capital and the Purchaser desires to provide such working capital to the Company through the purchase of certain shares of the Company's common stock, $2.00 par value per share (the "Common Stock"), being privately offered by the Company.

         NOW, THEREFORE, in consideration of the premises hereof and the agreements set forth herein below, the parties hereto, intending to be legally bound, hereby agree as follows:

         1.       Sale and Purchase of Shares.

                  Subject to the terms and conditions hereof, the Company agrees to issue and sell, and the Purchaser agrees to purchase, 85,667 shares of Common Stock at a purchase price of $6.00 per share. The purchase price is payable upon subscription in cash, check or wire transfer. If paying by check, the check should be made payable to "VDC Corporation Ltd." and delivered to VDC Corporation Ltd. at 27 Doubling Road, Greenwich, CT 06830.

                  No broker, investment banker or any other person will receive from the Company any compensation as a broker, finder, adviser or in any other capacity in connection with the purchase of the Shares.

         2.       Description of the Shares.

                  (a) Restricted Securities. The shares of Common Stock of the Company being offered hereby (the "Shares") shall be "restricted securities" as that term is defined under Rule 144 of the Securities Act of 1933, as amended (the "Act") and may not be offered for sale or sold or otherwise transferred in a transaction which would constitute a sale thereof within the meaning of the Act unless (i) such security has been registered for sale under the Act and registered or qualified under applicable state securities laws relating to the offer and sale of securities; or (ii) exemptions from the registration requirements of the Act and the registration or qualification requirements of all such state securities laws are available and the Company shall have received an opinion of counsel that the proposed sale or other disposition of such securities may be effected without registration under the Act and would not result in any violation of any applicable state securities laws relating to the registration or qualification of securities for sale, such counsel and such opinion to be satisfactory to the Company.

                  (b) Voting Rights; Dividends. Holders of Common Stock of the Company have equal rights to receive dividends when, as, and if declared by the

Board of Directors out of funds legally available therefor. Holders of Common Stock of the Company have one vote for each share held of record and do not have cumulative voting rights.

                  (c) Liquidation; Redemption. Holders of Common Stock of the Company are entitled upon liquidation of the Company to share ratably in the net assets available for distribution, subject to the rights, if any of holders of any preferred stock of the Company then outstanding. Shares of Common Stock of the Company are not redeemable and have no preemptive or similar rights. All outstanding shares of common stock of the Company are fully paid and nonassessable.


                  (d) Restrictions Upon Resale. The Subscriber hereby agrees that the Shares shall be subject to restrictions upon the transfer, sale, encumbrance or other disposition of the Shares. See "Understanding of Investment Risks" and "Registration Rights".


         3.       Shares Offered in a Private Placement Transaction.

                  The Shares offered by this Securities Purchase Agreement are being offered as a non-public offering pursuant to Section 4(2) and Regulation D of the Act ("Regulation D").

         4.       Binding Effect of Securities Purchase Agreement; the Closing.

                  This Securities Purchase Agreement shall not be binding on the Company unless and until an authorized executive officer of the Company has evidenced acceptance thereof by executing the signature page at the end hereof. The Company may accept or reject this Securities Purchase Agreement in its sole discretion if the Purchaser does not meet the suitability standards established herein, or for any other reason. A closing (the "Closing") will occur contemporaneously with the execution of this Agreement by all parties hereto.

         5.       Representations   and   Warranties   of  the   Purchaser.  The
Purchaser represents and warrants to the Company as follows:

                  (a) Accredited Investor. The Purchaser has such knowledge and experience in business and financial matters such that the Purchaser is capable of evaluating the merits and risks of purchasing the Shares. The Purchaser is either an "accredited investor" as that term is defined in Rule 501 of Regulation D of the Act or a "qualified institutional buyer" as that term is defined in Rule 144A of the Act, and represents that he satisfies the suitability standards identified in Section 9 hereof;

                  (b)  Loss  of  Investment.   The   Purchaser('s)  (i)  overall
commitment to investments which are not readily marketable is not disproportionate to his net worth; (ii) investment in the Company will not cause such overall commitment to become excessive; (iii) can afford to bear the loss of his entire investment in the Company; and (iv) has adequate means of providing for his current needs and personal contingencies and has no need for liquidity in his investment in the Company;

                  (c) Special Suitability. The Purchaser satisfies any special suitability or other applicable requirements of his state of residence and/or the state in which the transaction by which the Shares are purchased occurs;

                  (d) Investment Intent. The Purchaser hereby acknowledges that the Purchaser has been advised that this offering has not been registered with, or reviewed by, the Securities and Exchange Commission ("SEC") because this offering is intended to be a non-public offering pursuant to Section 4(2) and Regulation D of the Act. The Purchaser represents that the Purchaser's Shares are being purchased for the Purchaser's own account and not on behalf of any other person, for investment purposes only and not with a view towards distribution or resale to others. The Purchaser agrees that the Purchaser will not attempt to sell, transfer, assign, pledge or otherwise dispose of all or any portion of the Shares unless they are registered under the Act or unless in the opinion of counsel an exemption from such registration is available, such counsel and such opinion to be satisfactory to the Company. The Purchaser understands that the Shares have not been registered under the Act by reason of a claimed exemption under the provisions of the Act which depends, in part, upon the Purchaser's investment intention;

                  (e) State Securities Laws. The Purchaser understands that no securities administrator of any state has made any finding or determination relating to the fairness of this investment and that no securities administrator of any state has recommended or endorsed, or will recommend or endorse, the offering of the Shares;

                  (f) Authority; Power; No Conflict. The execution, delivery and performance by the Purchaser of the Agreement are within the powers of the Purchaser, have been duly authorized and will not constitute or result in a breach or default under, or conflict with, any order, ruling or regulation of any court or other tribunal or of any governmental commission or agency, or any agreement or other undertaking, to which the Purchaser is a party or by which the Purchaser is bound, and, if the Purchaser is not an individual, will not violate any provision of the charter documents, By-Laws, indenture of trust or partnership agreement, as applicable, of the Purchaser. The signatures on the Agreement are genuine, and the signatory, if the Purchaser is an individual, has legal competence and capacity to execute the same, or, if the Purchaser is not an individual, the signatory has been duly authorized to execute the same; and the Agreement constitutes the legal, valid and binding obligations of the Purchaser, enforceable in accordance with its terms;

                  (g) No General Solicitation. The Purchaser acknowledges that no general solicitation or general advertising (including communications published in any newspaper, magazine or other broadcast) has been received by him and that no public solicitation or advertisement with respect to the offering of the Shares has been made to him;

                  (h) Advice of Tax and Legal Advisors. The Purchaser has relied solely upon the advice of his own tax and legal advisors with respect to the tax and other legal aspects of this investment;

                  (i) No Brokers Fees. The Purchaser is not aware that any person, and has been advised that no person, will receive from the Company any compensation as a broker, finder, adviser or in any other capacity in connection with the purchase of the Shares other than as declared herein;

                  (j) Access to Information. Purchaser has had access to all material and relevant information concerning the Company, its management, financial condition, capitalization, market information, properties and prospects necessary to enable Purchaser to make an informed investment decision with respect to its investment in the Shares. Purchaser has carefully read and reviewed, and is familiar with and understands the contents thereof and hereof, including, without limitation, the risk factors described in this Agreement. See "Understanding of Investment Risks." Purchaser acknowledges that it has had the opportunity to ask questions of and receive answers from, and to obtain additional information from, representatives of the Company concerning the terms and conditions of the acquisition of the Shares and the present and proposed business and financial condition of the Company, and has had all such questions answered to its satisfaction and has been supplied all information requested;

                  (k) Review of Exchange Act Reports. The Purchaser acknowledges that it has been provided with an opportunity to review: (i) a copy of the Company's Current Report on Form 8-K, which provides details as to the Company's recent merger with Sky King Communications, which copy is attached hereto as Exhibit "A"; (ii) a copy of the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998, which is attached hereto as Exhibit "B"; and (iii) all other relevant reports filed by the Company with the Securities and Exchange Commission under the Securities Exchange Act of 1934.

                  (l)      Understanding   the   Nature   of   Securities.   The
Purchaser  understands  and  acknowledges that:

                           (i)      The Shares  have not  been registered  under
the Act or any state securities laws and are being issued and sold in reliance upon certain exemptions contained in the Act;

                           (ii)     The Shares are  "restricted  securities"  as
that term is defined in Rule 144 promulgated under the Act;

                           (iii)    The Shares cannot  be  sold  or  transferred
without registration under the Act and applicable state securities laws, or unless the Company receives an opinion of counsel reasonably acceptable to it (as to both counsel and the opinion) that such registration is not necessary; and

                           (iv)     the Shares and any  certificates  issued  in
replacement therefor shall bear the following legend, in addition to any other legend required by law or otherwise:

                  "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN TAKEN BY THE REGISTERED OWNER FOR INVESTMENT, AND WITHOUT A VIEW TO RESALE OR DISTRIBUTION THEREOF, AND MAY NOT BE TRANSFERRED OR DISPOSED OF WITHOUT AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT SUCH TRANSFER OR DISPOSITION DOES NOT VIOLATE THE

                  SECURITIES  ACT  OF  1933,  AS  AMENDED,   OR  THE  RULES  AND
                  REGULATIONS THEREUNDER."

         6.       Understanding  of  Investment  Risks.  An  investment  in  the
Shares should not be made by a Purchaser who cannot afford the loss of his entire Purchase Price. The Purchaser acknowledges that the Shares offered hereby have not been approved or disapproved by the Securities and Exchange Commission, or any state securities commissions, nor has the Securities and Exchange Commission or any state securities commission passed upon the adequacy or accuracy of this Securities Purchase Agreement or any exhibit hereto.
Prior  to  making  an  investment  in  the  Shares,  the  Purchaser   has  fully
considered, among other things, the financial and other information set forth in the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998 (a copy of which is attached hereto as Exhibit "B"), and acknowledges that such information have been considered prior to making this investment decision.

         7.       Registration Rights.

                  The Company agrees that within ninety (90) days of the Closing, it will prepare and file with the Securities and Exchange Commission, and use its best efforts to have declared effective thereafter, a Registration Statement on Form SB-2 or other equivalent form pursuant to which the Company shall register the public resale of the Shares. The Company shall have the right to include within such Registration Statement any other securities on behalf of the Company or other security holders. The expenses of such registration shall be borne by the Company.

                  Notwithstanding the foregoing, the Company may: (A) delay filing the Registration Statement and may withhold efforts to cause the Registration Statement to become effective, if the Company determines in good faith that such registration rights might (i) interfere with or affect the negotiation or completion of any transaction that is being contemplated by the Company (whether or not a final decision has been made to undertake such transaction) at the time the right to delay is exercised, or (ii) involve initial or continuing disclosure obligations that might not be in the best interest of the Company's stockholders, and (B) not include the Shares in a Registration Statement covering an underwritten offering to the extent that the inclusion of the Shares would, in the opinion of the managing underwriter of such an offering, adversely affect such an offering or the market for the Company's securities. In the event that the Shares are not included in the Registration Statement in accordance with the provisions of clause (B) above, the Company agrees to register the Shares promptly after the completion of the underwritten offering described in clause (B) as may be permitted by the managing underwriter of such an offering. If, after the Registration Statement becomes effective, the Company advises the holders of registered Shares that the Company considers it appropriate for the Registration Statement to be amended, the holders of such Shares shall suspend any further sales of their registered Shares until the Company advises them that the Registration Statement has been amended.

                  Each holder of Shares whose shares are registered pursuant to the Registration Statement set forth herein shall indemnify and hold harmless the Company, each of its directors and each of its officers from and against any and all claims, damages or liabilities, joint or several, to which they or any of them may become subject, including all legal and other expenses, arising out of or in connection with any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, in any preliminary or amended preliminary prospectus or in the prospectus (or the Registration Statement or prospectus as from time to time amended or supplemented) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading in the circumstances in which they were made, but only insofar as any such statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company in connection therewith by such holder expressly for use therein. The liability of any such holder shall be limited to the aggregate price at which such holder's Shares of the Company is sold.

                  In connection with the registration rights, the Company shall have no obligation: (i) to assist or cooperate in the offering or disposition of such Shares; (ii) to indemnify or hold harmless the holders of the securities being registered; (iii) to obtain a commitment from an underwriter relative to the sale of such Shares; or (iv) to include such Shares within an underwritten offering of the Company.

         8.       Representations  and Warranties of the Company.   The  Company
hereby represents and warrants to Purchaser as follows:

                  (a) Organization and Standing of the Company. The Company is a duly organized and validly existing corporation in good standing under the laws of the Commonwealth of Bermuda with adequate power and authority to conduct the business in which it is now engaged and has the corporate power and authority to enter into this Agreement, and is duly qualified and licensed to do business as a foreign corporation in such other jurisdictions as is necessary to enable it to carry on its business, except where failure to do so would not have a material adverse effect on its business;

                  (b) Corporate Power and Authority. The execution and delivery of this Agreement and the transactions contemplated hereby have been duly authorized by the Board of Directors of the Company. No other corporate act or proceeding on the part of the Company is necessary to authorize this Agreement or the consummation of the transactions contemplated hereby. When duly executed and delivered by the parties hereto, this Agreement will constitute a valid and legally binding obligation of the Company enforceable against it in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, moratorium, reorganization or other similar laws and legal and equitable principles limiting or affecting the rights of creditors generally; and/or (ii) general principles of equity, regardless of whether considered in a proceeding in equity or at law;

                  (c) Noncontravention. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not, to the best of the Company's knowledge and belief, (i) permit the termination or acceleration of the maturity of any material indebtedness or material obligation of the Company; (ii) permit the termination of any material note, mortgage, indenture, license, agreement, contract, or other instrument to which the Company is a party or by which it is bound or the Memorandum of Association or Bye-Laws of the Company; (iii) except as expressly provided in this Agreement and except for state "blue sky" approvals that may be required and those consents and waivers which already have been obtained by the Company, require the consent, approval, waiver or authorization from or registration or filing with any party, including but not limited to any party to a material agreement to which the Company is a party or by which it is bound, or any regulatory or governmental agency, body or entity except where failure to obtain such consent, approval, waiver or authorization would not have a material adverse effect on the Company's business; (iv) result in the creation or imposition of any lien, claim or encumbrance of any kind or nature on any material properties or assets of the Company; or (v) violate in any material aspect any statute, law, rule, regulation or ordinance, or any judgment, decree, order, regulation or rule of any court, tribunal, administrative or governmental agency, body or entity to which the Company or its properties is subject except where such violation would not have a material adverse effect on the Company's business; and

                  (d) Reservation of Securities. The requisite number of shares of Common Stock of the Company have been duly authorized and reserved for issuance upon the Company's receipt and acceptance of payment therefor, and no further corporate action is required for the valid issuance of such Shares.

         9.       IMPORTANT CONSIDERATIONS: SUITABILITY STANDARDS -  WHO  SHOULD
INVEST.

                  INVESTMENT IN THE SHARES INVOLVES A HIGH DEGREE OF RISK AND IS SUITABLE ONLY FOR PERSONS OF SUBSTANTIAL FINANCIAL RESOURCES WHO HAVE NO NEED FOR LIQUIDITY IN THEIR INVESTMENT.

                  A substantial number of state securities commissions have established investor suitability standards for the marketing within their respective jurisdictions of restricted securities. Some have also established minimum dollar levels for purchases in their states. The reasons for these standards appear to be, among others, the relative lack of liquidity of securities of such programs as compared with other securities investments. Investment in the Shares involves a high degree of risk and is suitable only for persons of substantial financial means who have no need for liquidity in their investments.

                  The Company has adopted as a general investor suitability standard the requirement that each Subscriber for Shares represents in writing that the Subscriber: (a) is acquiring the Shares for investment and not with a view to resale or distribution; (b) can bear the economic risk of losing its entire investment; (c) its overall commitment to investments which are not readily marketable is not disproportionate to its net worth, and an investment in the Shares will not cause such overall commitment to become excessive; (d) has adequate means of providing for its current needs and personal contingencies and has no need for liquidity in this investment in the Shares; (e) has evaluated all the risks of investment in the Company; and (f) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of investing in the Company or is relying on its own purchaser representative in making an investment decision.

                  In addition, all of the Subscribers for Shares must be: (1) extremely sophisticated investors with substantial net worth and experience in making investments of this nature; and (2) "accredited investors," as defined in

Rule 501 of Regulation D under the Act, by meeting any of the following conditions:

                  (i) he or she has an individual income in excess of $200,000 in each of the two most recent years or joint income with his or her spouse in excess of $300,000 in each of those years, and he or she reasonably expects an income in excess of the aforesaid levels in the current year, or

                  (ii) he or she has an individual net worth, or a joint net worth with his or her spouse, at the time of his or her purchase, in excess of $250,000 (net worth for these purposes includes homes, home furnishings and automobiles), or

                  (iii) he or she otherwise satisfies the Company that he or she is an accredited investor, as defined in Rule 501 under the Act.

                  Other categories of investors included within the definition of accredited investor include the following: certain institutional investors, including certain banks, whether acting in their individual or fiduciary capacities; certain insurance companies; federally registered investment companies; business development companies (as defined under the Investment Company Act of 1940); Small Business Investment Companies licensed by the Small Business Administration; certain employee benefit plans; private business development companies (as defined in the Investment Advisers Act of 1940); tax exempt organizations (as defined in Section 501(c)(3) of the Internal Revenue
Code) with total assets in excess of $5,000,000; entities in which all the equity owners are accredited investors; and certain affiliates of the Company.

                  A partnership Subscriber, which satisfies the requirements set forth in clauses (a) through (f) above shall satisfy the suitability standards if it is an accredited investor by reason of clause (iii) above, or if all of its partners are accredited investors. A corporate subscriber, which satisfies the requirements set forth in clauses (a) through (f) above shall satisfy the investor suitability standards if it is an accredited investor by reason of clause (iii) above, or if all of its shareholders are accredited investors. Corporate subscribers must have net worth of at least three (3) times the amount of their investment in the Shares.

                  The suitability standards referred to above represent minimum suitability requirements for prospective purchasers and the satisfaction of such standards by a prospective purchaser does not necessarily mean that the Shares are a suitable investment for such purchaser. The Company may, in circumstances it deems appropriate, modify such requirements. The Company may also reject subscriptions for whatever reasons, in its sole discretion, it deems appropriate.

                  Securities Purchase Agreements may not necessarily be accepted in the order in which received. Purchasers who are residents of certain states may be required to meet certain additional suitability standards.

                  THE ACCEPTANCE OF A SUBSCRIPTION FOR SHARES BY THE COMPANY DOES NOT CONSTITUTE A DETERMINATION BY THE COMPANY THAT AN INVESTMENT IN THE SHARES IS SUITABLE FOR A PROSPECTIVE INVESTOR. THE FINAL DETERMINATION OF THE

SUITABILITY OF INVESTMENT IN THE SHARES MUST BE MADE BY THE PROSPECTIVE INVESTOR AND HIS OR HER ADVISERS.

         10.      State Law Considerations for Residents of All States.

                           IN  MAKING  AN  INVESTMENT  DECISION,  INVESTORS MUST
RELY ON THEIR OWN EXAMINATION OF THE ISSUER AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SHARES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY.
FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THE DESCRIPTION OF BUSINESS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                           THESE  SECURITIES  ARE  SUBJECT  TO  RESTRICTIONS  ON
TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

         11. Notices. All notices, requests, consents or other communications required or permitted hereunder shall be in writing and shall be hand delivered or mailed first class postage prepaid, registered or certified mail, to the following addresses:

                  If to the Company:

                         VDC Corporation Ltd.
                         27 Doubling Road
                         Greenwich, CT  06830
                         Attention:  Frederick A. Moran, Chief Executive Officer

                  With a copy to:

                         Stephen M. Cohen, Esquire
                         Buchanan Ingersoll Professional Corporation
                         Eleven Penn Center
                         1835 Market Street, 14th Floor
                         Philadelphia, PA  19103

                  In the case of Purchaser:

                  To the address set forth at the end of this Agreement or to such other addresses as may be specified in accordance herewith from time to time.

                  Unless specified otherwise, such notices and other communications shall for all purposes of this Agreement be treated as being effective upon being delivered personally or, if sent by mail, five days after the same has been deposited in a regularly maintained receptacle for the deposit of United States mail, addressed as set forth above, and postage prepaid.

         12. Survival of Representations and Warranties. Representations and warranties contained herein shall survive the execution and delivery of this Agreement.

         13. Parties in Interest. All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and permitted assigns of the parties hereto, provided that this Agreement and the interests herein may not be assigned by either party without the express written consent of the other party.

         14. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the jurisdiction of incorporation of the Company without regard to the principles of conflict of laws. The parties hereto hereby submit to the exclusive jurisdiction of the courts located in the jurisdiction of incorporation of the Company with respect to any dispute arising under this Agreement, the agreements entered into in connection herewith or the transactions contemplated hereby or thereby.

         15. Sections and Other Headings. The section and other headings contained in this Agreement are for the convenience of reference only, and do not constitute part of this Agreement or otherwise affect any of the provisions hereof.

         16. Counterpart Signatures. This Agreement may be signed in counterparts and all counterparts together shall become effective only when the counterpart(s) have been executed and delivered by and on behalf of the Company and the Purchaser.

         17. Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

         18. Entire Agreement; Amendments. This Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Purchaser make any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the party to be charged with enforcement.

         19.      United  States  Dollars.   All  dollar  amounts stated  herein
refer to and are payable solely in United States Dollars.

         IN WITNESS WHEREOF, intending to be legally bound, the parties hereto have caused this Agreement to be signed by their duly authorized officers.

                                            Purchaser:

                                            By:
                                               ---------------------------------

       Shares/                              ------------------------------------
------        ---------                     Name (Signature)
Number and dollar amount
of Shares purchased -
Purchase Price                              Address/Residence of Purchaser:

                                            ------------------------------------

                                            ------------------------------------

                                            Social Security No.
                                                               -----------------


                        Accredited Investor Certification
                   (Place initials on the appropriate line(s))

                  (i)      I am a natural person who had  individual  income  of
--- more than $200,000 in each of the most recent two years or joint income with my spouse in excess of $300,000 in each of the most recent two years and reasonably expect to reach that same income level for the current year ("income", for purposes hereof, should be computed as follows: individual adjusted gross income, as reported (or to be reported) on a federal income tax return, increased by (1) any deduction of long-term capital gains under section 1202 of the Internal Revenue Code of 1986 (the
                           "Code"),  (2)  any  deduction  for  depletion   under
                           Section 611 et seq. of the Code, (3) any exclusion for interest under Section 103 of the Code and (4) any losses of a partnership as reported on Schedule E of Form 1040);

                  (ii)     I  am  a  natural  person  whose individual net worth
--- (i.e., total assets in excess of total liabilities), or joint net worth with my spouse, will at the time of purchase of the Shares be in excess of $250,000;

                  (iii)    The  Purchaser  is  an  investor   satisfying     the
--- requirements of Section 501(a)(1), (2) or (3) of Regulation D promulgated under the Securities Act, which includes but is not limited to, a self-directed employee benefit plan where investment decisions are made solely by persons who are "accredited investors" as otherwise defined in Regulation D;

                  (iv)     The  Purchaser is a "qualified  institutional  buyer"
---                        as  that  term  is  defined  in  Rule  144A  of   the
                           Securities Act;

                  (v)      The  Purchaser  is  a  trust,  which  trust has total
--- assets in excess of $5,000,000, which is not formed for the specific purpose of acquiring the Shares offered hereby and whose purchase is directed by a sophisticated person as described in Rule 506(b)(ii) of Regulation D and who has such knowledge and experience in financial and business matters that he is capable of evaluating the risks and merits of an investment in the Shares;

                  (vi)     I am a director or executive officer of the Company;
---                        or

                  (vii)    The  Purchaser  is an entity (other  than a trust) in
--- which all of the equity owners meet the requirements of at least one of the above subparagraphs.

                                  Agreed and Accepted by

                                  VDC CORPORATION LTD.


                                  By:
                                     ---------------------------------
                                     Frederick A. Moran, Chief Executive Officer

                                  DATED:
                                        ------------------------

                                   EXHIBIT "A"


                              VDC CORPORATION LTD.


                                 CURRENT REPORT

                                       ON

                                    FORM 8-K

                                   EXHIBIT "B"


                              VDC CORPORATION LTD.


                                    FORM 10-Q